Exhibit 99.1

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Release Date: August 28, 2008	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
MICROS Systems, Inc.
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2008 RESULTS:
RECORD FOURTH QUARTER AND FISCAL YEAR
REVENUE, NET INCOME AND EPS

Columbia, Maryland ... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2008 fourth quarter and fiscal year ending June 30, 2008.

FINANCIAL HIGHLIGHTS

-Revenue for the quarter was $256.6 million, an increase of $35.0 million, or 15.8%, over the same period last year.

-Revenue for the fiscal year was $954.2 million, an increase of $168.5 million, or 21.4% over the same period last year.

-GAAP net income for the quarter was $30.7 million, an increase of $3.3 million, or 12.2% over the same period last year.

-GAAP net income for the fiscal year was $101.3 million, an increase of $21.3 million, or 26.6% over the same period last year.

-GAAP diluted earnings per share (EPS) for the quarter was $0.37 per share, an increase of $0.04 per share, or 12.1% over the same period last year.

-GAAP diluted EPS for the fiscal year was $1.21 per share, an increase of $0.24 per share, or 24.7% over the same period last year.

-Non-GAAP financial results, excluding the effect of Financial Accounting Standard (FAS) No. 123 (R), which requires us to record the share-based payment charge, are as follows:

•	Non-GAAP net income for the quarter was $33.8 million, an increase of $2.5 million, or 8.1% over the year ago period.

•	Non-GAAP net income for the fiscal year was $114.4 million, an increase of $23.3 million, or 25.6% over the year ago period.

•	Non-GAAP diluted EPS for the quarter was $0.41 per share, an increase of $0.03 per share, or 7.9% over year ago period.

•	Non-GAAP diluted EPS for the fiscal year was $1.37 per share, an increase of $0.27, or 24.5% over the year ago period.

-MICROS’s financial results were Company records for both a fiscal quarter and a fiscal year.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated, “We are extremely pleased with the record results of the 2008 fourth quarter and fiscal year. As we now enter fiscal year 2009, we believe we have the right people, infrastructure and products in place which will allow us to continue to grow our company and expand our customer base.”

Guidance for the fiscal 2009 year ending June 30, 2009 is for revenue between $1,075.0 million and $1,100.0 million and non-GAAP net income, excluding the currently projected share-based payment charge for the fiscal year, between $128.5 million and $137.5 million, or non-GAAP earnings per diluted share between $1.53 and $1.64. Guidance for GAAP net income is between $117.0 million and $126.0 million, or earnings per diluted share of $1.39 to $1.50.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs where MICROS provides guidance for its fiscal 2009 year ending June 30, 2009, and Mr. Giannopoulos’s quote.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of August 28, 2008.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

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Release Date: August 28, 2008	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Fourth quarter ended		Twelve months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Hardware	$68,581	$65,694	$265,965	$233,838
Software	45,421	38,280	158,699	132,820
Service	142,562	117,620	529,520	419,069
Total revenue	256,564	221,594	954,184	785,727

Cost of sales:
Hardware	44,674	41,104	171,779	149,085
Software	7,581	7,938	33,252	29,531
Service	67,171	53,579	247,954	195,600
Total cost of sales	119,426	102,621	452,985	374,216

Gross margin	137,138	118,973	501,199	411,511

Selling, general and administrative expenses	76,463	63,302	290,411	241,075
Research and development expenses	10,438	9,720	39,113	33,131
Depreciation and amortization	4,388	3,599	15,143	12,721
Stock option expense (*)	3,785	4,723	17,229	13,996
Total operating expenses	95,074	81,344	361,896	300,923

Income from operations	42,064	37,629	139,303	110,588

Non-operating income, net	4,532	3,709	15,036	11,066

Income before taxes, minority interests, and equity in net earnings of affiliates	46,596	41,338	154,339	121,654

Income tax provision	16,304	13,861	52,167	40,754
Income before minority interests and equity in net earnings of affiliates	30,292	27,477	102,172	80,900
Minority interests and equity in net earnings of affiliates	454	(67)	(888)	(912)

Net income	$30,746	$27,410	$101,284	$79,988

Net income per common share – diluted	$0.37	$0.33	$1.21	$0.97
Weighted-average number of shares outstanding -diluted	82,766	83,171	83,346	82,581

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense
Net income	$30,746	$27,410	$101,284	$79,988
Add back: Stock option expense (*)
Selling, general and administrative expenses	3,568	4,392	16,213	13,243
Research and development expenses	217	331	1,016	753
Total stock option expense	3,785	4,723	17,229	13,996

Subtract: Total tax effect on stock option expense	769	902	4,083	2,883
Net income (before share-based payment charge)	$33,762	$31,231	$114,430	$91,101

Net income per common share-diluted (before share-based payment charge):	$0.41	$0.38	$1.37	$1.10

We believe the inclusion of the above non-GAAP measure, excluding the effect of share-based payment charge, will be useful to investors because it will enhance the comparability of our results in recent periods to results in periods prior to our adoption of FAS 123(R). We also believe inclusion of this measure will enhance comparability of our results to results of our competitors, particularly those who did not adopt FAS 123(R) during one or more periods included in their public filings, and to the analysts’ forecasts because the analysts continue to forecast excluding the effect of share-based payment charge, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

·	The exclusion of non-cash share-based payment charges can have a significant impact on reported GAAP net income and diluted net income per share.
·	Other companies may utilize non-cash share-based payments to a significantly greater or lesser degree in relation to overall compensation than MICROS.
·	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

news
Release Date: August 28, 2008	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	June 30,	June 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$381,964	$242,702
Short-term investments	0	86,950
Accounts receivable, net	192,445	180,203
Inventory, net	64,575	47,790
Deferred income taxes	18,724	16,683
Prepaid expenses and other current assets	29,737	27,650
Total current assets	687,445	601,978

Investments non-current	65,216	0
Property, plant and equipment, net	29,165	27,955
Deferred income taxes, non-current	7,108	23,145
Goodwill	159,722	138,332
Intangible assets, net	16,168	14,509
Purchased and internally developed software costs, net	30,846	36,296
Other assets	7,336	4,541
Total assets	$1,003,006	$846,756

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$989	$2,308
Accounts payable	46,843	43,126
Accrued expenses and other current liabilities	124,913	117,142
Income taxes payable	6,363	8,094
Deferred revenue	115,398	86,742
Total current liabilities	294,506	257,412

Income taxes payable, non-current	18,302	0
Deferred income taxes, non-current	2,181	15,934
Other non-current liabilities	8,103	17,554
Total liabilities	323,092	290,900
Minority interests and minority ownership put arrangement	6,898	4,723
Commitments and contingencies

Shareholders’ equity:
Common stock	506	507
Capital in excess of par	131,517	149,089
Retained earnings	480,777	382,785
Accumulated other comprehensive income	60,216	18,752
Total shareholders’ equity	673,016	551,133

Total liabilities and shareholders’ equity	$1,003,006	$846,756